Exhibit 99.1
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                                                         1025 Eldorado Boulevard
                                                      Broomfield, Colorado 80021
                                                                  www.Level3.com
                                                                    NEWS RELEASE



Level 3 contacts:

Media:            Josh Howell                       Investors:        Robin Grey
                  720-888-2517                                      720-888-2518

                  Chris Hardman                                 Sandra Curlander
                  720-888-2292                                      720-888-2501



                           Level 3 to Acquire TelCove

  Purchase Price of $1.2375 Billion Includes $637 Million in Shares of Level 3 Common Stock, $445 Million in Cash and the Assumption of $155.5 Million in Debt

                 Acquisition Expands Level 3's Network Reach in
                    Key Metropolitan Regions in Eastern U.S.


BROOMFIELD, Colo., May 1, 2006 -- Level 3 Communications, Inc. (Nasdaq:LVLT) today announced that it has signed a definitive agreement to acquire TelCove, Inc., a privately held Pennsylvania-based telecommunications company. Under terms of the agreement, Level 3 will pay total consideration of $1.2375 billion, consisting of $637 million in shares of Level 3 common stock, $445 million in cash and $155.5 million in the assumption of debt.

TelCove is a leading facilities-based provider of metropolitan and regional communications services including transport, Internet access and voice services. TelCove's network has over 22,000 local and long haul route miles serving 70 markets across the eastern United States, with approximately 4,000 buildings on net. TelCove has annual revenues of about $390 million and Adjusted OIBDA of about $130 million. As part of the transaction, Level 3 will be acquiring over 300 LMDS and 39 GHz licenses covering 90 percent of the population of the United States.

"The acquisition of TelCove increases our ability to provide end-to-end bandwidth services to our customers," said James Q. Crowe, chief executive officer of Level 3. "In
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addition to the contribution to operating margins, this additional metropolitan and regional capability will enable us to extend the network reach we offer to our customers and enable TelCove's customers to benefit from our national network and broad suite of IP-based services.

"It has been a pleasure working with Doug Teitelbaum and Kurt Cellar of Bay Harbour Management as we worked to conclude this agreement, and we look forward to working with Bob Guth and the management team at TelCove in the coming months and years."

"Bay Harbour Management has been the controlling shareholder of TelCove for two years. Our team, headed by Kurt Cellar, has worked closely with TelCove to nurture growth through significant capital investment and acquisitions," said Doug P. Teitelbaum, managing partner of Bay Harbour Management, LC. "This merger with Level 3 accomplishes our goals by positioning us to be investors in a leading nationwide communications carrier."

"TelCove's metro fiber assets are among the most robust in the industry, and we have an outstanding base of loyal and satisfied customers who will benefit greatly from this acquisition, and a team of dedicated employees who are excited to play a key role in this unfolding vision," said Bob Guth, president and chief executive officer at TelCove. "This is a great day for all TelCove stakeholders, and a significant step by Level 3 that will drive real choice to customers on a national basis."

After integration, TelCove's metropolitan and regional networks will connect Level 3's national backbone network directly to traffic aggregation points. These aggregation points include other carriers' points of presence, local telecommunications companies' central offices, wireless providers' switch centers, colocation and data centers, cable company head ends, and high-bandwidth enterprise locations. Before the pending acquisitions of TelCove and ICG Communications and the completed acquisition of Progress Telecom, Level 3 already had extensive metro infrastructure in 36 markets, connecting to approximately 900 traffic aggregation points, and Level 3 believes that these facilities have been a source of considerable competitive advantage. The acquisition of Progress and, after close, of TelCove and ICG Communications will increase the number of traffic aggregation points to approximately 5,000 in the U.S. and approximately 5,200 globally.

"Expanding Level 3's existing position as a metro service provider will allow us to further meet our growing customer demand," said Kevin O'Hara, president and chief operating officer of Level 3. "The addition of TelCove's metro markets will enable us to increase our focus on on-net, high-margin business. In addition, this acquisition should meaningfully reduce expenses paid to third parties for local access.

"TelCove's networks in key markets throughout the Eastern United States are complementary with Level 3's existing infrastructure including the networks we have recently acquired through Progress Telecom and have agreed to acquire from ICG Communications.
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"In order to assure the attention that is necessary to fully leverage Level 3's metro assets, we have formed Level 3 Metro Services, a separate business unit with the appropriate management, sales and technical resources at the local level to ensure a clear focus on those markets," said O'Hara.

"For the full year 2006, TelCove standalone is expected to generate approximately $380 million to $400 million of annualized revenue and approximately $125 million to $135 million of annualized Adjusted OIBDA," said Sunit S. Patel, chief financial officer of Level 3 Communications. "TelCove's annual revenue growth rate is expected to average approximately 10 to12 percent and with gross margins over 80 percent.

"We expect integration costs of approximately $75 million which comprises about $25 million in operating expenses and $50 million in capital expenditures. Most of the integration expenses will be incurred in 2007. We expect TelCove's 2007 Adjusted OIBDA to be approximately $150 million, improving to approximately $220 million in 2008 upon completion of integration. Capital expenditures, before integration, are expected to range between 20 percent and 25 percent of annualized revenue after 2006. The addition of TelCove's high-margin revenues enhance our margin profile and improve our financial leverage."

"The integration model for TelCove is different than a number of other acquisitions Level 3 has completed, where synergies were driven through the elimination of overlapping facilities and duplicative costs," said O'Hara. "While certain functions will be integrated and some positions eliminated, the primary drivers of value are opportunities to reduce Level 3's network related expenses and to increase sales to existing and new customers.

"We will immediately begin integration planning to the extent permitted by applicable law. With our experience and expertise in integration activities, we believe that we are well positioned for a smooth integration process."

The number of shares of Level 3's common stock to be delivered at closing will determined by dividing $637 million by Level 3's volume-weighted average share price for the ten trading days ending on the trading day immediately preceding the fourth trading day prior to closing, but in no case will the number of shares that Level 3 is required to deliver at closing be greater than approximately 166 million shares or less than approximately 111 million shares.

Closing is subject to customary conditions, including receipt of applicable state and federal regulatory approvals, and is also subject to a vote to approve an increase in the number of authorized shares of Level 3's common stock, which is scheduled to occur at Level 3's annual stockholder meeting on May 15, 2006. The holders of more than a majority of TelCove's stock have irrevocably approved the transaction and therefore the transaction is not subject to any additional approvals by TelCove's security holders. Closing is expected to occur in the third quarter of 2006.

Level 3 will hold an investor and media conference call today to discuss the announcement at 10:00 a.m. Eastern Time. To join the call, please dial
(612) 332-0228. A live broadcast of the call can also be heard on Level 3's Web site at www.level3.com. An
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audio replay of the call will be accessible through the Web site or by dialing
(320) 365-3844 - Access Code 827959.

Level 3 was advised by Morgan Stanley and Willkie Farr & Gallagher LLP.

TelCove was advised by Merrill Lynch & Co., Houlihan Lokey Howard and Zukin and Akin Gump Strauss Hauer & Feld LLP in connection with the merger.

About Level 3 Communications
Level 3 (Nasdaq: LVLT), an international communications and information services company, operates one of the largest Internet backbones in the world. Through its customers, Level 3 is the primary provider of Internet connectivity for millions of broadband subscribers. The company provides a comprehensive suite of services over its broadband fiber optic network including Internet Protocol (IP) services, broadband transport and infrastructure services, colocation services, voice services and voice over IP services. These services provide building blocks that enable Level 3's customers to meet their growing demands for advanced communications solutions. The company's Web address is www.Level3.com.

Level 3 offers information services through its subsidiary, Software Spectrum, and fiber-optic and satellite video delivery and advertising distribution solutions through its subsidiary, Vyvx. For additional information, visit their respective Web sites at www.softwarespectrum.com and www.vyvx.com.

The Level 3 logo is a registered service mark of Level 3 Communications, Inc. in the United States and/or other countries. Level 3 services are provided by a wholly owned subsidiary of Level 3 Communications, Inc.


Forward-Looking Statement
Some of the statements made by Level 3 in this press release are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements. Level 3 believes that its primary risk factors include, but are not limited to: increasing the volume of traffic on Level 3's network; developing new products and services that meet customer demands and generate acceptable margins; successfully completing commercial testing of new technology and information systems to support new products and services, including voice transmission services; stabilizing or reducing the rate of price compression on certain of our communications services; integrating strategic acquisitions; attracting and retaining qualified management and other personnel; ability to meet all of the terms and conditions of our debt obligations; overcoming Software Spectrum's reliance on financial incentives, volume discounts and marketing funds from software publishers; and reducing downward pressure of Software Spectrum's margins as a result of the use of volume licensing and maintenance agreements. Additional information concerning these and other important factors can be found within Level 3's filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.


                                                       - 30-

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Non-GAAP Metrics
Pursuant to Regulation G, the company is hereby providing a reconciliation of non-GAAP financial metrics to the most directly comparable GAAP measure.

The company provides projections that include non-GAAP metrics that the company deems relevant to management and investors. These non-GAAP metrics are Adjusted OIBDA, gross margin, Adjusted OIBDA margin, unlevered cash flow and consolidated free cash flow. The following reconciliations of these non-GAAP financial metrics to GAAP include forward-looking statements with respect to the information identified as a projection. Level 3 has made a number of assumptions in preparing our projections, including assumptions as to the components of financial metrics. These assumptions, including dollar amounts of the various components that comprise a financial metric, may or may not prove to be correct. We caution you that these forward-looking statements are only predictions, which are subject to risks and uncertainties including technological uncertainty, financial variations, changes in the regulatory environment, industry growth and trend predictions. Please see the company's Annual Report on Form 10-K for a description of these risks and uncertainties.


In order to provide projections with respect to non-GAAP measures, we are required to indicate a range for GAAP measures that are components of the reconciliation of the non-GAAP metric. The provision of these ranges is in no way meant to indicate that the company is explicitly or implicitly providing projections on those GAAP components of the reconciliation. In order to reconcile the non-GAAP financial metric to GAAP, the company has to use ranges for the GAAP components that arithmetically add up to the non-GAAP financial metric. While the company feels reasonably comfortable about the projections for its non-GAAP financial metrics, it fully expects that the ranges used for the GAAP components will vary from actual results. We will consider our projections of non-GAAP financial metrics to be accurate if the specific non-GAAP metric is met or exceeded, even if the GAAP components of the reconciliation are different from those provided in an earlier reconciliation.

Gross Margin ($) is defined as revenue less cost of revenue from the consolidated condensed statements of operations.

Cost of Revenue for the business includes leased capacity, right-of-way costs, access charges and other third party circuit costs directly attributable to the network, as well as costs of assets sold pursuant to sales-type leases. Cost of revenue also includes satellite transponder lease costs, package delivery costs and blank tape media costs attributable to the video business.

Gross Margin (%) is defined as gross margin ($) divided by revenue. Management believes that gross margin is a relevant metric to provide to investors, as it is a metric that management uses to measure the margin available to the company after it pays third party network services costs; in essence, a measure of the efficiency of the company's network.

Adjusted OIBDA is defined as operating income from the consolidated condensed statements of operations, plus depreciation and amortization plus non-cash impairment charges plus non-cash stock compensation expense.
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Adjusted OIBDA Margin is defined as Adjusted OIBDA divided by revenue.

Management believes that Adjusted OIBDA and Adjusted OIBDA Margins are relevant and useful metrics to provide to investors, as they are an important part of the company's internal reporting and are indicators of profitability and operating performance, especially in a capital-intensive industry such as telecommunications. Management also uses Adjusted OIBDA and Adjusted OIBDA Margins to compare the company's performance to that of its competitors. Adjusted OIBDA excludes non-cash impairment charges and non-cash stock compensation expense due to the company's adoption of the expense recognition provisions of SFAS No. 123R. Additionally, Adjusted OIBDA excludes interest expense and income tax expense and other gains/losses not included in operating income. Excluding these items eliminates the expenses associated with the company's capitalization and tax structures. Adjusted OIBDA excludes depreciation and amortization expense in order to eliminate the impact of capital investments which management believes should be evaluated through consolidated free cash flow.

There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from the company's calculations. Additionally, this financial measure does not include certain significant items such as depreciation and amortization, interest expense and non-cash impairment charges. Adjusted OIBDA and Adjusted OIBDA Margin should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.


Projected Adjusted OIBDA                              Pre-acquisition 2006
Twelve Months Ended December 31, 2006                        Range
($ in millions)
                                                   Low                    High
Net Earnings/(Loss)                                $(2)                    $8
Plus Other (Income)/Expense                        $20                    $10
Operating Income/(Loss)                            $18                    $18
Plus Depreciation and Amortization Expense         $105                   $115
Plus Non-Cash Stock Compensation Expense            $2                     $2
Adjusted OIBDA                                     $125                   $135

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Projected Adjusted OIBDA                               Post-Acquisition
Twelve Months Ended December 31, 2007 and 2008
($ in millions)
                                                    2007              2008
Net Earnings/(Loss)                                 ($67)             ($7)
Plus Other (Income)/Expense                          $35              $35
Operating Income/(Loss)                             ($32)             $28
Plus Depreciation and Amortization Expense          $180              $190
Plus Non-Cash Stock Compensation Expense             $2                $2
Adjusted OIBDA                                      $150              $220

The figures provided for depreciation and amortization in reconciling Adjusted OIBDA with net earnings/loss are estimates and could vary significantly from the depreciation and amortization costs determined after the Company completes its purchase price allocation in accordance with GAAP.